CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 26, 2002 included in this Form 8-K into the Company's previously filed Registration Statements (Form S-8 no. 333-41115) pertaining to the 1997 Employee Stock Option Plan, (Form S-8 No. 333-41125) pertaining to the 1997 Non-Employee Director Stock Option Plan, (Form S-8 No. 333-41131) pertaining to the 1997 Non-Employee Directors' Fee Plan, and (Form S-8 No. 333-41135) pertaining to the 1993 Stock Option Plan.


                             /s/ Arthur Andersen LLP

Philadelphia, PA
   March 28, 2002